Exhibit 10.2
TERM NOTE

$14,250,000	Dated: October 20, 2010
FOR VALUE RECEIVED, UNILIFE CROSS FARM LLC (the “Borrower”), promises to pay to the order of METRO BANK (“Lender”) at its address at 3801 Paxton Street, Harrisburg, PA 17111 or at such other place as Lender may from time to time designate in writing, the principal sum of Fourteen Million Two Hundred Fifty Thousand and 00/100 Dollars ($14,250,000.00) or, if less, such amount as may be the aggregate unpaid principal amount of all loans or advances made by Lender to Borrower pursuant hereto with interest, on the terms and conditions described below.
1. Payments; Maturity. The entire outstanding principal sum under this Note shall be due and payable twenty (20) years from the completion of the Construction Period, as that term is defined in the Loan Agreement (the “Maturity Date”).
Subject to any payment changes resulting from changes in the Index, Borrower will pay this loan, first, in not more than eighteen (18) months of interest payments and then in two-hundred forty (240) months of principal and interest payments based on a twenty (20) year amortization, in accordance with the following payment schedule:
Consecutive monthly payments of interest only during the Construction Period calculated on the unpaid principal balance at a rate based on the Wall Street Journal Prime Rate plus 1.5% per annum, with a floor of 4.5% per annum; Sixty (60) consecutive monthly payments of principal and interest in amounts to be determined upon the interest rates in effect at the time of such determination and the remaining amortization period, beginning at the completion of the Construction Period, with interest calculated on the unpaid principal balance at a fixed rate based on the five (5) year Treasury-bill plus three hundred (300) basis points per annum, with a floor of 6% per annum; One Hundred Eighty (180) consecutive monthly payments of principal and interest in amounts to be determined, beginning five (5) years from the completion of the Construction Period, with interest to be calculated on the unpaid principal balance at a rate to be negotiated between the parties, or if no rate is negotiated, based on the Wall Street Journal Prime Rate plus 1% per annum, with a floor to be set not to exceed two hundred fifty (250) basis points over the Prime Rate; and One (1) final payment of principal and interest twenty (20) years from the completion of the Construction Period. The final payment will include all remaining principal and accrued interest not yet paid, together with any other unpaid amounts under this Note. The payments referred to herein are based on the loan being fully-funded at the end of the Construction Period.
Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any unpaid collection costs; and then to any late charges. The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

The Wall Street Journal Prime Rate on this Note is subject to change from time to time based on changes in an independent index which is the Prime Rate as published in the Money Rate Section of the Wall Street Journal. If a range of rates is published, the highest will be used (the “Index”). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrower’s request. The interest rate change will not occur more often than quarterly. Borrower understands that Lender may make loans based on other rates as well.
2. Default Rate. Notwithstanding the above, on the occurrence of any Event of Default, the interest rate provided in this Note shall immediately and automatically increase by four percent (4%) per annum above the rate provided above (the “Default Rate”). Borrower recognizes and acknowledges that: (i) this Section 3 is a material inducement for Lender to extend credit to the Borrower; (ii) Lender would not have extended credit to Borrower in the absence of the provisions of this Section 3; (iii) amounts required to be paid by Borrower under this Section 3 represent compensation for increased risk to Lender that the Debt (as hereinafter defined) evidenced hereby will not be repaid; and (iv) amounts required to be paid by Borrower under this Section 3 are not a penalty and represent a reasonable estimate of (x) the cost to Lender in allocating its resources (both personnel and financial) to the on-going review, monitoring, administration, and collection of the Debt evidenced hereby, and (y) compensation to Lender for losses that are difficult to ascertain.
3. Post-Judgment Interest. The interest rate or rates provided in this Note shall apply to the indebtedness evidenced hereby before, on, and after the date or dates on which Lender enters judgment on this Note.
4. Late Payment Charges. If Borrower shall fail to pay any installment of interest or the principal payment due under this Note or any other sum due to Lender under any of the Loan Documents within ten (10) days of the date it is due, Borrower shall pay to the order of Lender, immediately, without notice or demand, a late charge equal to five percent (5%) of the amount overdue to defray part of the additional expense incurred by Lender in connection with the delinquency and collection of the overdue amount. The provision for such late charge shall not be construed to permit Borrower to make any payment after its due date, obligate Lender to accept any overdue installment, or affect Lender’s rights and remedies upon the occurrence of an Event of Default.
5. Prepayment Penalty. Lender is entitled to collect and Borrower shall pay a prepayment penalty in the amount of 2% during the first three (3) years of any fixed rate period. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower’s making fewer payments. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: METRO BANK, COMMERCIAL BUSINESS DEPARTMENT, 3801 PAXTON STREET, HARRISBURG, PA 17111.

6. Loan Agreement and Security. This Note is the Facility A Note referred to in the Loan Agreement dated the date hereof between Borrower and Lender (including all amendments, restatements, extensions and substitutions therefore or thereof, the “Loan Agreement”), and is entitled to all the benefits and security referred to in the Loan Agreement. The Loan Agreement is incorporated by reference herein. All capitalized terms used in this Note without definition which are defined in the Loan Agreement shall have the meanings given therein.
7. Security. This Note is secured by, and entitled to all of the benefits of, the Security Documents as defined in the Loan Agreement and all other Loan Documents.
8. Default: Rights, Remedies.
(a) On the occurrence of any Event of Default, Lender may exercise any and all rights and remedies set forth in the Loan Documents or otherwise available under applicable law.
THE FOLLOWING PARAGRAPH SETS FORTH A WARRANT OF ATTORNEY TO CONFESS JUDGMENT AGAINST BORROWER. IN GRANTING THIS WARRANT OF ATTORNEY TO CONFESS JUDGMENT AGAINST BORROWER, BORROWER KNOWINGLY, INTELLIGENTLY AND VOLUNTARILY, AND, ON THE ADVICE OF COUNSEL, UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS BORROWER MAY HAVE TO PRIOR NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES AND THE COMMONWEALTH OF PENNSYLVANIA.
(b) ON THE OCCURRENCE OF ANY EVENT OF DEFAULT, BORROWER AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD OF PENNSYLVANIA OR ELSEWHERE TO APPEAR IN SUCH COURT IN AN APPROPRIATE ACTION, WITH OR WITHOUT COMPLAINT OR DECLARATION FILED, AS OF ANY TERM OR TIME, AND THEREIN TO CONFESS JUDGMENT AGAINST BORROWER FOR THE UNPAID PRINCIPAL AMOUNT OF THIS NOTE, TOGETHER WITH ALL ACCRUED, UNPAID INTEREST AND LATE CHARGES THEREON (THE “DEBT”), PLUS COSTS OF SUIT AND REASONABLE ATTORNEYS’ FEES, WITH OR WITHOUT DECLARATION OR STAY OF EXECUTION, AND WITH RELEASE OF ERRORS, FOR WHICH THIS NOTE OR A COPY HEREOF SHALL SERVE AS A SUFFICIENT WARRANT. THE POWER TO ENTER JUDGMENT BY CONFESSION SHALL NOT BE EXHAUSTED BY ANY EXERCISE AND SHALL CONTINUE UNTIL FULL PAYMENT OF ALL AMOUNTS DUE UNDER THIS NOTE.

9. Waivers. Borrower and all endorsers, guarantors and sureties of this Note waive presentment, demand, notice of dishonor, protest, and notice of protest with regard to this Note.
10. Binding Effect. The provisions of this Note shall bind and inure to the benefit of Borrower and Lender and their respective successors, heirs, personal representatives and permitted assigns.
11. Joint and Several Obligations. All references herein to the “Borrower” shall be deemed to refer to each and every person defined herein as the “Borrower” individually, and to all of them, collectively, jointly and severally, as though each were named whenever the term “Borrower” is used, and this Note shall be a joint and several obligation of all of them.
12. Governing Law. This Note is made and delivered in the Commonwealth of Pennsylvania and shall be governed by and construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania, without regard to its conflict of laws provisions.
IN WITNESS WHEREOF, Borrower, intending to be legally bound hereby, and intending this to be a sealed instrument has caused this Note to be duly executed the day and year first above written.

WITNESS/ATTEST:	UNILIFE CROSS FARM LLC

/s/ J. Christopher Naftzger	By:	/s/ R. Richard Wieland
Christopher Naftzger, Corporate Secretary		R. Richard Wieland, Executive Vice President and Treasurer

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